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                                                                   EXHIBIT 10.20

                             AMENDMENT #5 TO LEASE
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1.  Parties.
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    This Amendment, dated as of December 18,  2000, is between Andover Mills
Realty Limited Partnership ("Landlord") and CMGI, Inc. ("Tenant").

2.  Recitals.
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    2.1  Landlord and Tenant have entered into Lease, dated as of April 12,
1999, for space in Brickstone Square in Andover, Massachusetts (as now or hereafter amended, the "Lease"). Unless otherwise defined, terms used in this Amendment have the same meanings as those used in the Lease.

    2.2 Tenant no longer wishes to lease the following portions of the Premises in Building 200 (collectively, the "Terminated Space"), totaling 92,700 s.f. of agreed rentable area: Offer Space #1 (2/nd/ Floor, 29,916 s.f.); Fifth Expansion Space #1 (3/rd/ Floor, 14,198 s.f.); Fifth Expansion Space #2 (3/rd/ Floor, 15,695 s.f.); and the Temporary Space (5/th/ Floor, 32,891 s.f.). Accordingly, Landlord and Tenant have agreed that Tenant will assign and transfer its interest in the Terminated Space to Landlord and that the Lease will then terminate with respect to the Terminated Space only. In order to accomplish this and other matters, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree and the Lease is amended as follows as of the date hereof, notwithstanding anything to the contrary:

3.  Amendments.
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    3.1  As of the date hereof, Tenant assigns, conveys and transfers to
Landlord all of Tenant's right, title and interest in and to the Terminated Space, and: (a) the Lease will terminate and expire as to the Terminated Space only and Tenant and its Affiliates will vacate and surrender possession of the Terminated Space; (b) the agreed rentable area of the remainder of the Premises will be 321,189; and (c) Tenant's parking rights under the Lease will be reduced by two hundred seventy-eight (278) vehicles, Exhibit "A-4" attached to Amendment #3 to Lease will be deemed deleted from the Lease and Exhibit "A-5" attached hereto and incorporated herein (which shows a new parking plan for Tenant) will be substituted in its place. Despite the earlier termination of the Lease with respect to the Terminated Space, and in addition to other rent payable under the Lease, all rent that would have been payable by Tenant in connection with each portion of the Terminated Space absent this termination will continue to be paid as rent under the Lease through the first to occur of: April 30, 2001, or the date that a new tenant under a new lease of that portion of the Terminated Space occupies that portion of the Terminated Space to conduct business, or the rent commencement date under any new lease of that portion of the Terminated Space. (As a hypothetical example, if Offer Space #1, 29,916 s.f., is leased by Landlord pursuant to a new lease with a rent commencement date of February 1, 2001, rent payable by Tenant for Offer Space #1 would be payable only through January 31, 2001.) In Section 27(e)(i) of the Lease, the figure "500,000 square feet" will be deemed reduced to "407,300 square feet". Following the effective termination date of the Lease with respect to the Terminated Space, neither party will have any further rights or obligations to the other with respect thereto (except for any unpaid rent due under

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the Lease or hereunder for any period before the termination date with respect to the Terminated Space).

     3.2 As of the effective termination date of the Lease with respect to the applicable portion of the Terminated Space, Tenant's Percentage will be deemed decreased as follows: Offer Space #1 - 3.18%; Fifth Expansion Space #1 - 1.51%; Fifth Expansion Space #2 - 1.67%; and the Temporary Space - 3.50%. Following the effective termination date of the Lease with respect to all of the Terminated Space, Tenant's Percentage will be 34.15%, assuming that Tenant leases no other space in the Project.

     3.3 As a material inducement to Landlord to enter into this Amendment, Tenant agrees that, as of the date hereof, Landlord is not, to Tenant's knowledge, in default under the Lease, and Tenant represents to Landlord that Tenant has not subleased, assigned or conveyed the Terminated Space or its interests therein to anyone else.

     3.4 As a material inducement to Tenant to enter into this Amendment, Landlord agrees that, as of the date hereof, Tenant is not, to Landlord's knowledge, in default under the Lease.

     Time is of the essence in this Amendment and holding over will not be permitted. Notwithstanding anything herein to the contrary, this Amendment will not be binding on Landlord until and unless Landlord receives approval from its current Landlord's Mortgagee. Promptly after receiving such approval (or disapproval, as the case may be) from its current Landlord's Mortgagee, Landlord will notify Tenant of same in writing. The Lease remains in full force and effect, and except as set forth above, the Lease remains unchanged.

     IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Amendment as of the date in Article 1 above.


CMGI, Inc., a Delaware corporation        Andover Mills Realty Limited
                                          Partnership, a Massachusetts limited
                                          partnership

By:  /s/ Andrew J. Hajducky, III          By:  Brickstone Square Realty, Inc., a
     Name:  Andrew J. Hajducky, III            Massachusetts corporation,
     Title: Chief Financial Officer            general partner
     Authorized Signature

                                               By:  /s/ Martin Spagat
                                                    Name:  Martin Spagat
                                                    Title: Vice President
                                                    Authorized Signature

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